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                                                                     EXHIBIT 5.1

September 7, 2004
Art Technology Group, Inc.
25 First Street
Cambridge, MA 02141

Ladies and Gentlemen:

      We have acted as counsel to Art Technology Group, Inc., a Delaware corporation ("Parent"), in connection with (i) the merger of Autobahn Acquisition, Inc. ("Merger Sub"), a Washington corporation and a wholly owned subsidiary of Parent, with and into Primus Knowledge Solutions, Inc., a Washington corporation (the "Company"), pursuant to that certain Agreement and Plan of Merger dated as of August 10, 2004 (the "Merger Agreement"), by and among Parent, Merger Sub and the Company, and (ii) the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") of the registration statement on Form S-4 to which this opinion is an exhibit (the "Registration Statement").

      The Registration Statement relates to the registration of 42,019,264 shares (the "Shares") of the Parent's common stock, par value $.01 per share, which may be issued to the shareholders of the Company pursuant to the Merger Agreement.

      At your request, this opinion is being furnished to you for filing as
Exhibit 5.1 to the Registration Statement. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

      In connection with this opinion, we have (i) examined the Registration Statement, (ii) examined Parent's amended and restated certificate of incorporation and by-laws, each as amended to date, (iii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of Parent, such certificates of public officials and such other documents, and (iv) received such information from officers and representatives of Parent and the Company as we have deemed necessary or appropriate for the purposes of this opinion. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Merger Agreement and the other documents and certificates and oral or written statements and other information of or from representatives of Parent and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.
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Art Technology Group, Inc.
September 7, 2004
Page 2

      We have also assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Shares will be issued in the manner described in the Registration Statement.

      Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

      We express no opinion other than as to the General Corporation Law of the State of Delaware (including applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such Law and such Constitution) and the federal laws of the United States of America.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                        Sincerely,

                                        FOLEY HOAG LLP

                                        By:   /s/ Robert W. Sweet
                                           -------------------------------------
                                              a Partner

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